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                                                                   Exhibit 10.19

                                                                   June 23, 1999
                                                                Phoenix, Arizona


                        MULTIPLE ADVANCE PROMISSORY NOTE

         FOR VALUE RECEIVED, the undersigned, jointly and severally, promise to pay upon "demand" (as defined below) to the order of First Community Financial Corporation, an Arizona corporation ("FCFC"), at its office located in Phoenix, Arizona, or at such other place as the holder hereof may from time to time designate in writing, such principal sum, up to the maximum amount of **Seven Hundred Thousand and NO/100** Dollars ($700,000.00), as the holder hereof may advance to or for the benefit of the undersigned in accordance with the terms of that certain Accounts Receivable Security Agreement dated June 23, 1999 between the undersigned and FCFC. Absent default or "demand", interest shall be charged on the unpaid principal balance hereof, to the date of maturity on a daily basis for the actual number of days any portion of said principal is outstanding, at the rate (the "Note Rate") equal to the prime rate announced from time to time by Bank One, Phoenix, Arizona (whether or not it is the lowest rate actually charged by such bank) plus 5.00% per annum. The current Note Rate under the note is 12.75% per annum based upon a prime rate of 7.75%. In the event such prime rate is from time to time hereafter changed, the Note Rate of interest shall correspondingly be adjusted as of the effective date of the prime rate change; provided, however, that the Note Rate payable hereunder shall in no event be less than the prime rate plus 5.00% per annum.

         Interest shall be payable monthly on the first day of each month, commencing with the first day of the month following the initial advance hereunder until all principal and interest hereunder have been fully paid, and shall be fully paid at the maturity. The first interest payment shall include all interest accrued to the date thereof. Interest shall be computed on the basis of a 12-month, 360-day year. All obligations hereunder (including principal, interest, costs and fees) not discharged when due or upon "demand" shall bear interest, until paid in full, at a per annum rate equal to four percent (4%) per annum higher than the Note Rate set forth above.

         The unpaid principal balance of this obligation at any time shall be the total amount advanced hereunder by the holder hereof, less the amount of payments made hereon by or for the undersigned.

         At the option of the holder hereof, any of the following shall constitute a "demand" hereunder, and, upon the occurrence of any of the following, all obligations hereunder shall, at the option of the holder hereof, become immediately due and payable, without presentment for payment, diligence, grace, exhibition of this Note, protest, further demand or notice of any kind, all of which are hereby expressly waived: (i) any sum owing hereunder is not paid as agreed; (ii) the undersigned defaults in the payment of any sum owing under, or in the event of a event of default under, or a breach in any representation, warranty or covenant by the undersigned as set forth in the Accounts Receivable Security Agreement dated June 23, 1999, executed by the undersigned and FCFC or any Rider attached thereto, as the same may be amended, modified or extended from time

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to time (the "Security Agreements"); (iii) the undersigned defaults in the payment of any sum or breaches any representation, warranty or covenant under any other financing agreement now or hereafter executed between the undersigned and FCFC; or (iv) the holder in good faith believes that there is a material impairment of the prospect of repayment of its obligations or that there is a material impairment of the value or priority of FCFC's security interest.

         No provision of this Note or any other aspect of the transaction of which this Note is a part is intended to or shall require or permit the holder, directly or indirectly, to take, receive, contract for or reserve, in money, goods or things in action, or in any other way, any interest (including amounts deemed by law to be interest, such amounts to then be deemed to be an addition to the rate of interest agreed upon) in excess of the maximum rate of interest permitted by law in the State of Arizona as of the date hereof. If any such excess shall nevertheless be provided for, or be adjudicated by a federal or state court of competent jurisdiction to be provided for, the undersigned shall not be obligated to pay such excess, but, if paid, then such excess shall be applied against the unpaid principal balance hereunder or, to the extent that the principal balance has been paid in full by reason of such application or otherwise, such excess shall be remitted to the undersigned.

         The undersigned hereby agrees: (a) to any and all extensions and renewals hereof, from time to time, without notice, and that no such extension or renewal shall constitute or be deemed a release of any obligation of any of the undersigned to the holder hereof; (b) that the acceptance by the holder hereof of any performance which does not comply strictly with the terms hereof shall not be deemed to be a waiver or bar of any right of said holder, nor a release of any obligation of any of the undersigned to the holder hereof; (c) to offsets of any sums or property owed to them or any of them by the holder hereof any time; (d) to pay the holder hereof upon demand any and all costs, expenses and fees in enforcing payment hereof, including reasonable attorneys' fees, incurred before, after or irrespective of whether suit is commenced, and, in the event suit is brought to enforce payment hereof, such costs, expenses and fees and all other issues in such suit shall be determined by a court sitting without a jury; (e) that this Note shall be governed by the laws of the State of Arizona.

         The undersigned represents and warrants that the indebtedness represented by this Note is for commercial or business purposes.

         This Note is and shall be secured by a security interest granted or to be granted by the undersigned to FCFC in certain assets of the undersigned as set forth in the Security Agreements or pursuant to any other financing agreement now or hereafter executed between the undersigned and FCFC.

New Directions Manufacturing, Inc.,
an Arizona corporation


By:  /s/ Donald A. Metke                         By: /s/ Sean F. Lee
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     Donald A. Metke                                 Sean F. Lee

Its: President                                   Its: Chairman of the Board
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